EXHIBIT 99.1

Conatus Pharmaceuticals Reports First Quarter 2018 Financial Results and Program Updates

SAN DIEGO, May 02, 2018 (GLOBE NEWSWIRE) -- Conatus Pharmaceuticals Inc. (Nasdaq:CNAT), a biotechnology company focused on the development of novel medicines to treat liver disease, today announced financial results for the first quarter ended March 31, 2018, and provided updates on its development programs.

Program Updates
In April 2018, the company reported top-line results from its exploratory Phase 2b POLT-HCV-SVR proof-of-concept clinical trial in post-orthotopic liver transplant (POLT) recipients with liver fibrosis or cirrhosis post-transplant as a result of recurrent hepatitis C virus (HCV) infection who had successfully achieved a sustained viral response (SVR) following HCV antiviral therapy. The overall safety profile after two years of dosing in an immunocompromised patient population was similar in the emricasan and placebo groups. Although the trial did not meet its primary endpoint in the heterogeneous overall trial population, emricasan demonstrated a significant anti-fibrotic treatment effect in the prespecified subgroup of patients with advanced fibrosis and early cirrhosis. At this time, there are no plans to initiate additional clinical trials on the basis of the POLT-HCV-SVR trial alone.

In the POLT-HCV-SVR clinical trial, a separate patient population was studied versus the other three Phase 2b clinical trials in the company’s collaboration with Novartis – the EmricasaN, a Caspase inhibitOR, for Evaluation (ENCORE) trials, designed to evaluate emricasan in patients with fibrosis or cirrhosis caused by nonalcoholic steatohepatitis (NASH):

  ENCORE-PH (for Portal Hypertension), initiated in the fourth quarter of 2016, in approximately 240 patients with compensated or early decompensated NASH cirrhosis and severe portal hypertension, with top-line results expected in the fourth quarter of 2018 followed by an integrated treatment extension period for clinical outcomes;

  ENCORE-NF (for NASH Fibrosis), initiated in the first quarter of 2016, in approximately 330 patients with NASH fibrosis, with top-line results expected in the first half of 2019; and

  ENCORE-LF (for Liver Function), initiated in the second quarter of 2017, in approximately 210 patients with decompensated NASH cirrhosis, with top-line results expected in the second half of 2019.

In February 2018, the company initiated a Phase 2 post-treatment follow-up clinical trial to monitor long-term adverse event rates in patients treated with emricasan or placebo in any of the four Phase 2b clinical trials.

Financial Results
Total revenues were $9.7 million for the first quarter of 2018 compared with $7.0 million for the first quarter of 2017. Total revenues consisted of collaboration revenues related to the Novartis agreement. The increase was primarily due to higher revenue from reimbursable costs related to the Novartis agreement, as well as the effect of adoption of the ASC 606 revenue recognition standard.

Research and development expenses were $12.1 million for the first quarter of 2018 compared with $7.9 million for the first quarter of 2017. The increase in research and development expenses was primarily due to the ramp up of the ENCORE-PH and ENCORE-LF clinical trials and higher spending on new product candidate development.

General and administrative expenses were $2.7 million for the first quarter of 2018 compared with $2.8 million for the first quarter of 2017.

The net loss was $5.0 million for the first quarter of 2018 compared with $3.6 million for the first quarter of 2017.

Cash, cash equivalents and marketable securities were $66.8 million at March 31, 2018, compared with $74.9 million at December 31, 2017, and a projected year-end 2018 balance of between $35 million and $40 million. The company believes that current financial resources, together with the anticipated reimbursements for 50% of the costs for the ongoing clinical trials, without including any potential milestone payments under the Novartis collaboration, are sufficient to maintain operations through top-line results from the three ENCORE Phase 2b clinical trials by the end of 2019, as well as to fund initial pipeline expansion activities.

Conference Call and Audio Webcast
Conatus will host a conference call and audio webcast at 4:30 p.m. Eastern Time today to discuss the financial results and provide a corporate update. To access the conference call, please dial 877-312-5857 (domestic) or 970-315-0455 (international) at least five minutes prior to the start time and refer to conference ID 5286754. A live and archived audio webcast of the call will also be available in the Investors section of the Conatus website at www.conatuspharma.com.

About Conatus Pharmaceuticals
Conatus is a biotechnology company focused on the development of novel medicines to treat liver disease. In collaboration with Novartis, Conatus is developing its lead compound, emricasan, for the treatment of patients with chronic liver disease. Emricasan is a first-in-class, orally active pan-caspase inhibitor designed to reduce the activity of enzymes that mediate inflammation and apoptosis. Conatus believes that by reducing the activity of these enzymes, caspase inhibitors have the potential to interrupt the progression of a variety of diseases. For additional information, please visit www.conatuspharma.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward looking statements, including statements regarding:  the timelines to announce results from the ENCORE-PH, the ENCORE-NF, and the ENCORE-LF clinical trials; the projected year-end cash balance; the sufficiency of current financial resources to maintain operations and ongoing clinical development activities through 2019, as well as to fund initial pipeline expansion activities; and caspase inhibitors' potential to interrupt the progression of a variety of diseases. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including:  Conatus’ ability to successfully enroll patients in and complete its ongoing and planned clinical trials; Novartis continuing development and commercialization of emricasan; Conatus’ reliance on third parties to conduct its clinical trials, including the enrollment of patients, and manufacture its clinical drug supplies of emricasan; potential adverse side effects or other safety risks associated with emricasan that could delay or preclude its approval; results of future clinical trials of emricasan; Conatus’ ability to obtain additional financing in order to co-commercialize emricasan or develop other compounds; and those risks described in Conatus’ prior press releases and in the periodic reports it files with the Securities and Exchange Commission. The events and circumstances reflected in Conatus’ forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, Conatus does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

CONTACT:  Alan Engbring
Conatus Pharmaceuticals Inc.
(858) 376-2637
aengbring@conatuspharma.com

Conatus Pharmaceuticals Inc.
Selected Condensed Financial Information
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
Statements of Operations	March 31,
	2018	2017

Revenues:
Collaboration revenue	$9,737	$6,998
Operating expenses:
Research and development	12,081	7,926
General and administrative	2,713	2,763
Total operating expenses	14,794	10,689
Loss from operations	(5,057)	(3,691)
Other income/expense	39	68
Net loss	$(5,018)	$(3,623)

Net loss per share, basic and diluted	$(0.17)	$(0.14)

Weighted average shares outstanding used in computing net loss per share, basic and diluted	30,048	26,163

	March 31,	December 31,
Balance Sheets	2018	2017

Assets
Current assets:
Cash, cash equivalents and marketable securities	$66,751	$74,853
Collaboration receivables	5,847	3,367
Prepaid and other current assets	1,231	1,004
Total current assets	73,829	79,224
Property and equipment, net	157	179
Other assets	2,660	2,538
Total assets	$76,646	$81,941

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and other accrued expenses	$15,739	$13,970
Current portion of deferred revenue	14,868	14,172
Total current liabilities	30,607	28,142
Deferred revenue, less current portion	9,231	12,519
Convertible note payable	13,343	13,158
Deferred rent	113	126
Stockholders' equity	23,352	27,996
Total liabilities and stockholders' equity	$76,646	$81,941